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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: February 21, 2002
                        (Date of Earliest Event Reported)

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                                   AMGEN INC.
             (Exact Name of Registrant as Specified in Its Charter)


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             Delaware                 Commission File:         95-3540776
  (State or Other Jurisdiction           000-12477          (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)


         One Amgen Center Drive
        Thousand Oaks, California                              91320-1789
(Address of Principal Executive Offices)                       (Zip Code)




                                 (805) 447-1000
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              (Registrant's Telephone Number, Including Area Code)




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         (Former Name or Former Address, if Changed Since Last Report.)


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ITEM 5.   Other Events

     On March 1, 2002, Amgen Inc. sold $3,950,000,000 aggregate principal face amount of 30-year zero-coupon senior notes (which amount included the exercise in full of the initial purchaser's over-allotment option) that are convertible into shares of Amgen common stock. Gross proceeds to Amgen were approximately $2.8 billion. Amgen expects to use those proceeds: (1) to fund the purchase price for approximately $650 million of its common stock that it is repurchasing simultaneously with the issuance of the notes and (2) for general corporate purposes, including acquisitions, additional share repurchases, capital expenditures and working capital.

ITEM 7.   Financial Statements and Exhibits

(c) Exhibits

      99.1  Press release by Amgen Inc. dated February 21, 2002.

      99.2  Press release by Amgen Inc. dated February 22, 2002.

      99.3 Indenture, dated as of March 1, 2002, between Amgen Inc. and LaSalle Bank National Association.

      99.4 Registration Rights Agreement, dated as of March 1, 2002, between Amgen Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      99.5  Form of Liquid Yield Option(TM) Note due 2032.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMGEN INC.


Date: March 1, 2002               By:      /s/ Richard Nanula
                                     _____________________________________
                                     Name:  Richard Nanula
                                     Title: Executive Vice President --
                                            Finance, Strategy and
                                            Communications and Chief
                                            Financial Officer